UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On January 20, 2005, the Compensation Committee of the Board of Directors of ViroPharma Incorporated (the “Company”) amended the Company’s Cash Bonus Plan to revise the threshold level at which cash bonuses may be paid. The terms of the Cash Bonus Plan are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2005, the Company issued $62.5 million in aggregate principal amount of its 6% Convertible Senior Secured Notes due 2009 (the “Senior Convertible Notes”) in exchange for $62.5 million in aggregate principal amount of its 10% Senior Secured Bridge Notes due October 2005 (the “Senior Notes”) and warrants to purchase 5,000,0000 shares of common stock (the “Warrants”). The Senior Notes and Warrants are no longer outstanding.

The Company raised $62.5 million in gross proceeds from the issuance of the Senior Notes and the Warrants on October 18, 2004 to partially finance the acquisition of Vancocin® Pulvules®, the oral capsule formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, from Eli Lilly and Company (“Lilly”). In connection with such financing, the Senior Notes and Warrants were to be exchanged for the Senior Convertible Notes upon the Company’s receipt of stockholder approval of the exchange. The Company’s stockholders approved the exchange on January 19, 2005.

The Senior Convertible Notes have a maturity date of October 18, 2009 and interest on the Senior Convertible Notes is payable semi-annually at an annual rate of 6%. The Senior Convertible Notes rank senior in right of payment to the Company’s existing and future subordinated indebtedness, including the Company’s 6% Convertible Subordinated Notes due 2007 (the “Existing Notes”). The Senior Convertible Notes are secured by a first lien on the Company’s assets which are primarily related to the manufacture, production, preparation, packaging or shipment of Vancomycin products and all proceeds of such assets, including accounts receivable generated from the sale of such Vancomycin products. The holders have an option to purchase an additional $12.5 million of the Senior Convertible Notes on identical terms before February 18, 2005, which period may be extended by the Company under certain circumstances. The Company is not prohibited from incurring additional indebtedness, including secured indebtedness, under the terms of the Senior Convertible Notes.

Subject to certain limitations, the Senior Convertible Notes may be convertible into shares of common stock at the option of the holder at any time prior to maturity at a conversion rate of $2.50 per share, subject to adjustment upon certain events. At any time following the effectiveness of a registration statement related to the resale of the shares of common stock issuable upon the conversion of the Senior Convertible Notes, the Company may elect to automatically convert in any calendar quarter up to 25% of the aggregate principal amount of the Senior Convertible Notes issued into shares of its common stock if the daily volume weighted average price of the Company’s stock exceeds $3.75, subject to adjustment upon certain events, for 20 trading days during any 30 trading day period, ending within 5 days of the notice of automatic conversion. If the holders voluntarily convert the Senior Convertible

Notes or if the Company effects an auto-conversion of the Senior Convertible Notes prior to October 18, 2007, then the Company will make an additional payment on the principal amount converted equal to three full years of interest, less any interest actually paid or provided for prior to the conversion date. In the case of a voluntary conversion by the holders, the Company must make this payment in cash. If the Company effects an auto-conversion, the Company may, at its option and if certain conditions are satisfied, make the additional payment with shares of its common stock. If the Company elects to pay the additional payment in common stock, then the stock will be valued at 90% of the volume weighted average price of the stock for the 10 days preceding the automatic conversion date.

The Company may redeem some or all of the Senior Convertible Notes at any time on or after October 18, 2007 at 100% par value plus accrued and unpaid interest. The holders will be able to cause the Company to repurchase the notes upon a fundamental change or, after June 30, 2005, the delisting of the Company’s common stock from trading on any national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market. In the event the holders cause a repurchase as a result of a fundamental change or a delisting on or prior to October 17, 2007, the repurchase will be at a premium to the par value of the Senior Convertible Notes. From and after October 18, 2007, any such repurchase will be at the par value of the Senior Convertible Notes.

The repayment of the principal amount of the Senior Convertible Notes and all unpaid interest can be accelerated in the event of a failure to pay any installment of interest, principal of or premium upon the Senior Convertible Notes as and when the same shall become due and payable; breaches of covenants in the Senior Convertible Notes, the indenture covering the Senior Convertible Notes (the “Senior Convertible Notes Indenture”) and certain related agreements; failure to pay any installment of interest, principal of or premium upon, and other defaults under, the Company’s outstanding Existing Notes; defaults under any other indebtedness of the Company in excess of $25 million; upon final judgments involving, in the aggregate, liability (to the extent not covered by independent third-party insurance) of the Company in excess of $25 million; or upon a bankruptcy event.

The Company has also agreed that until six months following the registration for resale of the Senior Convertible Notes and shares of common stock underlying the Senior Convertible Notes, the Company will not issue, sell, or contract to sell or issue more than 10 million shares of common stock, or securities convertible into common stock, without the consent of holders of a majority of the Senior Convertible Notes. The Company also agreed that it would not issue any common stock, or securities convertible into common stock, at a price below $2.75 per share, subject to adjustment upon certain events. The forgoing restrictions may expire sooner under certain circumstances, and are subject to certain exclusions as set forth in the Senior Convertible Notes Indenture.

The Senior Convertible Notes issued on January 19, 2005 were issued solely to existing holders of the Senior Notes and Warrants in exchange for the outstanding Senior Notes and Warrants in accordance with the automatic exchange provisions of the indenture covering the Senior Notes triggered by the stockholder vote described above. The exchange was made in reliance upon the exemption from the registration requirement of the Securities Act afforded by Section 3(a)(9) thereof. The Company did not pay or give, directly or indirectly, any commission or other remuneration for solicitation of the exchange of the Senior Notes and Warrants for the Senior Convertible Notes.

A copy of the press release that includes the announcement of the stockholder approval of the exchange of the Senior Notes and Warrants for the Senior Convertible Notes is attached hereto as Exhibit 99.6.

Item. 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 3.02 by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit No.	Description
	10.1	ViroPharma Cash Bonus Plan.

	99.1	Securities Purchase Agreement dated October 18, 2004 by and among ViroPharma Incorporated and the Buyers.*

	99.2	Convertible Notes Indenture dated October 18, 2004 of ViroPharma Incorporated to U.S. Bank National Association as Trustee (including form of Convertible Note).*

	99.3	Convertible Notes Registration Rights Agreement dated October 18, 2004 by and among ViroPharma Incorporated and the Buyers.*

	99.4	Security Agreement between ViroPharma Incorporated and U.S. Bank National Association dated November 8, 2004.**

	99.5	Bridge Notes Indenture dated October 18, 2004 of ViroPharma Incorporated to U.S. Bank National Association as Trustee (including form of Bridge Note).*

	99.6	Press Release dated January 19, 2005.

*	Filed previously on a Current Report on Form 8-K on October 18, 2004.
**	Filed previously on a Current Report on Form 8-K on November 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 24, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and
Secretary

Index of Exhibits

Exhibit Number	Description
10.1	ViroPharma Cash Bonus Plan.

99.6	Press Release dated January 19, 2005.